UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14A

of the

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HIGH END VENTURES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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HIGH END VENTURES, INC.

ADDITIONAL MATERIALS

FOR THE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

ADJOURNMENT OF THE SPECIAL MEETING

On February 12, 2008, High End Ventures, Inc. (“High End”) issued the attached press release announcing its intent to adjourn the February 12, 2008 special meeting to March 7, 2008.

ADDITIONAL INFORMATION

In connection with the proposed acquisition of The Electrolinks Corporation (“Electrolinks”) by High End and the required approval of the proposal by High End’s stockholders, High End filed a definitive proxy statement and other relevant documents concerning the proposal and related proposals with the Securities and Exchange Commission (the “Commission”) on January 25, 2008. Stockholders of High End are urged to read the definitive proxy statement and any other relevant documents because they contain important information. Investors and security holders can obtain free copies of the definitive proxy statement and other relevant documents by contacting High End at (604) 602-1717. In addition, documents filed with the Commission by High End are available free of charge at the Commission’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under Commission rules, be deemed to be participants in the solicitation of stockholders of High End in connection with the transaction, and their interests in the solicitation, is set forth in the proxy materials filed by High End with the Commission.

NEWS RELEASE

HIGH END VENTURES ADJOURNS SPECIAL MEETING

February 12, 2008— Vancouver, British Columbia – High End Ventures, Inc. (“High End”) (OTCBB: HEVE) announced that today at a special meeting of stockholders, High End agreed to adjourn the meeting to permit stockholders additional time to consider the following matters:

(1)	a proposal to amend High End’s articles of incorporation to change the name of High End to “Electrolinks International Corp.”;
(2)

a proposal to approve the execution of the Business Combination Agreement, as amended, and the Amalgamation Agreement, both dated September 18, 2007, that will cause High End to acquire 100% of the outstanding ownership or right to ownership of Electrolinks through the merger of Power Grid Networks Ltd. and Electrolinks (Power Grid Networks Ltd is a wholly owned subsidiary of High End formed solely to consummate the acquisition); and

(3)

a proposal to elect two individuals to High End’s board of directors, each to serve with the current member of the board of directors until the next annual stockholders’ meeting or until their respective successors have been duly elected or appointed.

The special meeting of stockholders is scheduled to reconvene on March 7, 2008, at 10:00 a.m., local time, at the offices of High End, 2610-1066 West Hastings Street, Vancouver, British Columbia, Canada. Voting will remain open during the adjournment.

Stockholders who have already submitted their proxy or otherwise voted, and who do not wish to change their vote, need not take any action. Stockholders who have questions about the proposals, need assistance in submitting their proxy or voting their shares, or changing a prior vote of their shares, should contact High End at (604) 602-1717.

Forward Looking Statements

A number of statements contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the successful completion and integration of prospective acquisitions, competitive market conditions, and the ability to secure sufficient sources of financing. The actual results High End may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. High End encourages the public to read the information provided here in conjunction with its most recent filings on Form 10-KSB and Form 10-QSB. High End's public filings may be viewed at www.sec.gov.

Contact

High End Ventures, Inc.

Nadir Walji, Chief Executive Officer

Telephone: (604) 602-1717

The Electrolinks Corporation

Hari Rao, Chief Executive Officer

Telephone: (416) 850-8881

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